Exhibit 10(g)(3)

AMENDMENT NO. 1

TO THE

2007 RESTATEMENT OF THE XEROX CORPORATION

UNFUNDED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WITNESSETH:

WHEREAS, Xerox Corporation (the “Company”) has adopted the Unfunded Supplemental Executive Retirement Plan, which is presently set forth in the “2007 Restatement of Xerox Corporation Unfunded Supplemental Executive Retirement Plan” (the “Plan”), and

WHEREAS, the Chief Executive Officer of Xerox Corporation, or her delegate, may amend the Plan as she in her sole discretion deems necessary or appropriate to comply with Section 409A of the Internal Revenue Code and guidance thereunder, and

WHEREAS, the Company desires to amend the Plan,

NOW, THEREFORE, the Plan is amended by adding the following sentence to the end of Section 12 (relating to section 409A compliance) to read in its entirety as follows:

“No offset or reduction of benefits under the Plan shall be permitted to the extent it results in a prohibited substitution under Code section 409A and regulations thereunder.”

This Amendment is effective as of the 2007 Restatement of the Plan. In all other respects, the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of this 17th day of December, 2008.

XEROX CORPORATION

By	/s/ PATRICIA M. NAZEMETZ
Vice President